EXHIBIT 99.2
Caterpillar Inc. (“Caterpillar”, “we” or “our”) is furnishing supplemental information concerning (i) retail sales of machines to end users and (ii) retail sales of power systems (including reciprocating and turbine engines and locomotives) to end users and Original Equipment Manufacturers (“OEMs”). Caterpillar sells the majority of its machinery and power systems to independently owned and operated dealers and OEMs to meet the demands of their customers, the end users. Caterpillar believes that this supplemental information may help readers better understand Caterpillar’s business and the industries it serves, particularly in light of the time delay between Caterpillar’s sales to dealers and dealers’ sales to end users.
In this report, we are providing information by geographic region for retail sales of machines in each of our Resource Industries and Construction Industries reportable segments, as well as information regarding retail sales of our machines globally. For our Energy & Transportation reportable segment, we are providing retail sales information by major end use.
The information presented in this report is primarily based on unaudited reports that are voluntarily provided to Caterpillar by its independent dealers and which are not subject to Caterpillar’s internal controls over financial reporting. Accordingly, the data collected from such third parties may not be accurate and/or complete. As such, the information presented in this report is intended solely to convey an approximate indication of the trends, direction and magnitude of retail sales and is not intended to be an estimate, approximation or prediction of, or substitute for, Caterpillar’s audited financial statements filed with the U.S. Securities and Exchange Commission. This information is furnished under this report with the U.S. Securities and Exchange Commission. Caterpillar does not undertake to update or adjust prior period information.

EXHIBIT 99.2

Caterpillar Inc. Quarterly Retail Sales Statistics

Machines and E&T Combined	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022
World	UP 16%	UP 13%	UP 8%	UP 7%

Machines	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022
Asia/Pacific	UP 2%	DOWN 14%	UNCHANGED	UP 4%
EAME	DOWN 10%	UP 13%	DOWN 6%	DOWN 2%
Latin America	UNCHANGED	DOWN 6%	UP 5%	UP 9%
North America	UP 21%	UP 15%	UP 13%	UP 2%
World	UP 8%	UP 5%	UP 4%	UP 2%
Resource Industries (RI)	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022
Asia/Pacific	UP 31%	DOWN 12%	UP 1%	UP 30%
EAME	DOWN 10%	UP 27%	DOWN 18%	UP 5%
Latin America	UP 28%	DOWN 12%	UP 13%	DOWN 11%
North America	UP 47%	UP 56%	UP 61%	UP 8%
World	UP 26%	UP 18%	UP 13%	UP 10%
Construction Industries (CI)	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022
Asia/Pacific	DOWN 14%	DOWN 15%	DOWN 1%	DOWN 7%
EAME	DOWN 9%	UP 7%	DOWN 2%	DOWN 5%
Latin America	DOWN 8%	DOWN 4%	UP 2%	UP 20%
North America	UP 16%	UP 5%	UP 4%	UP 1%
World	UP 3%	UNCHANGED	UP 1%	UNCHANGED
Reported in dollars and based on unit sales as reported primarily by dealers.

Energy & Transportation (E&T) Retail Sales by industry for the quarter ended as indicated compared with the same period of the prior year:
Energy & Transportation (E&T)	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022	3rd Quarter 2022
Power Gen	UP 30%	UP 43%	UP 14%	UP 26%
Industrial	UP 39%	UP 42%	UP 27%	UP 31%
Transportation	UP 48%	DOWN 8%	DOWN 36%	UP 30%
Oil & Gas	UP 71%	UP 43%	UP 38%	UP 11%
Total	UP 47%	UP 39%	UP 19%	UP 22%
Reported in dollars based on reporting from dealers and direct sales.

EXHIBIT 99.2
Glossary of Terms

Construction Industries: Our Construction Industries segment is primarily responsible for supporting customers using machinery in infrastructure and building construction. The majority of machine sales in this segment are made in the heavy and general construction, rental, quarry and aggregates, and mining. The Construction Industries product portfolio primarily includes the following machines:

· Asphalt Pavers	· Motor Graders	· Track-Type Tractors (small, medium)
· Backhoe Loaders	· Pipelayers	· Track Excavators (mini, small,
· Cold Planers	· Road Reclaimers	medium, large)
· Compactors	· Skid Steer Loaders	· Wheel Excavators
· Compact Track Loaders	· Telehandlers	· Wheel Loaders (compact, small,
· Forestry Machines	· Track-Type Loaders	medium)
· Material Handlers
Effective September 2019, Caterpillar has divested its Forestry product segment. Those products have been removed from the Construction Industries product portfolio where any remaining product Dealer Inventory will be reported in Machines as they are depleted.
EAME: Europe, Africa, Commonwealth of Independent States and Middle East.
Energy & Transportation: Our Energy & Transportation segment is primarily responsible for supporting customers using reciprocating engines, generator sets, turbines, diesel-electric locomotives, integrated systems and solutions, and certain related parts across industries serving oil and gas, power generation, industrial and marine applications as well as rail-related businesses.

Resource Industries: A segment primarily responsible for supporting customers using machinery in mining, heavy construction and quarry and aggregates. Responsibilities include business strategy, product design, product management and development, manufacturing, marketing and sales and product support. The product portfolio includes large track-type tractors; large mining trucks; hard rock vehicles; electric rope shovels; draglines; hydraulic shovels; rotary drills; large wheel loaders; off-highway trucks; articulated trucks; wheel tractor scrapers; wheel dozers; landfill compactors; soil compactors; select work tools; machinery components; electronics and control systems and related parts. In addition to equipment, Resource Industries also develops and sells technology products and services to provide customers fleet management, equipment management analytics, autonomous machine capabilities, safety services and mining performance solutions. Resource Industries also manages areas that provide services to other parts of the company, including strategic procurement, lean center of excellence, integrated manufacturing, research and development for hydraulic systems, automation, electronics and software for Cat machines and engines.

Retail statistics for Resource Industries include the following machine types:

· Large Track-Type tractors	· Hydraulic Shovels	· Wheel Tractor Scrapers
· Large Mining Trucks	· Rotary Drills	· Wheel Dozers
· Hard Rock Vehicles	· Large Wheel Loaders	· Landfill Compactors
· Electric Rope Shovels	· Off-Highway Trucks	· Soil Compactors
· Draglines	· Articulated Trucks

EXHIBIT 99.2
FORWARD-LOOKING STATEMENTS
Certain statements in this report relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.